Exhibit 32

Certification of the Chief Executive Officer and Chief Financial Officer
pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jaguar Mining Inc. (the “Registrant”) on Form 40-F for the year ended December 31, 2012, as filed with the Commission on the date hereof (the “Report”), David Petroff, as Chief Executive Officer of the Registrant, and Doug Willock, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Petroff

________________________

Name: David Petroff

Title: Chief Executive Officer

Date: March 22, 2013

/s/ T. Douglas Willock

________________________

Name: T. Douglas Willock

Title: Chief Financial Officer

Date: March 22, 2013

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.